                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
    / /  Definitive Proxy Statement
    /X/  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section 240.14a-12

               THE EMERGING MARKETS TELECOMMUNICATIONS FUND, INC.
-------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

               THE EMERGING MARKETS TELECOMMUNICATIONS FUND, INC.

                              466 Lexington Avenue
                                   16th Floor
                            New York, New York 10017


                        SUPPLEMENT TO PROXY STATEMENT FOR
                       THE ANNUAL MEETING OF SHAREHOLDERS
                                  TO BE HELD ON
                                FEBRUARY 4, 2005

TO THE SHAREHOLDERS OF
THE EMERGING MARKETS TELECOMMUNICATIONS FUND, INC.:

     The following information supplements and amends the Proxy Statement, dated January 11, 2005 (the "Proxy Statement") of The Emerging Markets Telecommunications Fund, Inc. (the "Fund") furnished to shareholders in connection with the solicitation of proxies on behalf of the Board of Directors (the "Board") of the Fund for use at the 2005 Annual Meeting of Shareholders, which is scheduled to be held on Friday, February 4, 2005, at 2:00 p.m., New York time at 466 Lexington Avenue (between 45th and 46th Streets), 16th Floor, New York, New York 10017 and at any adjournments or postponements thereof (the "Meeting"). This Supplement, which should be read in conjunction with the Proxy Statement, is first being furnished to shareholders of the Fund on or about January 19, 2005.

                       DISSIDENT SHAREHOLDER SOLICITATION

     A dissident shareholder, Mr. Phillip Goldstein, has launched a costly proxy contest in an effort (1) to elect HIMSELF and another individual hand-picked by Mr. Goldstein to the Board of the Fund and (2) to solicit your approval to recommend that the Fund conduct a self-tender offer at its net asset value
(NAV). You may be receiving Mr. Goldstein's proxy statement together with his green proxy card.

     We are sending you this Supplement as a result of Mr. Goldstein's threatened solicitation. For the reasons discussed below, we urge you to SIGN, DATE AND RETURN THE ENCLOSED BLUE PROXY CARD, even if you have already returned the white proxy card.

            DO NOT RETURN THE GREEN PROXY CARD THAT YOU MAY RECEIVE.

                  YOUR VOTE IS CRITICAL -- PLEASE ACT TODAY!

     If you have any questions or need any assistance in the voting of your proxy, please contact our proxy solicitors, D.F. King & Co., Inc., toll free at
(888) 414-5566.

PROXY REVOCATION

     Whether or not you plan to attend the Meeting, the Board urges you to vote "FOR" the election of its nominees and "AGAINST" the shareholder proposal by signing, dating and returning the BLUE proxy card in the enclosed postage-paid envelope. You can do this even if you may have voted on a GREEN proxy card solicited by Mr. Goldstein.

     If you previously voted on the Fund's white proxy card and wish to vote on Proposal 2, or to give the Fund's designated proxies the discretionary authority to vote on Proposal 2 on your behalf, you MUST SIGN, DATE AND RETURN THE BLUE PROXY CARD. The Fund's designated proxies will not have the discretionary authority to vote on Proposal 2 on your behalf unless you sign and date the BLUE proxy card. Your later dated BLUE proxy card will revoke any prior proxy. It is only the latest dated proxy that counts.

     Execution of a proxy card will not affect your right to attend the Meeting and vote in person. Any shareholder granting a proxy (including a proxy given to Mr. Goldstein) may revoke it at any time before it is voted by (i) submitting a duly executed new proxy bearing a later date, (ii) attending and voting at the Meeting in person, or (iii) at any time before a previously executed proxy is voted, giving written notice of revocation either to D.F. King & Co., Inc., 48 Wall Street, New York, New York 10005, or to The Emerging Markets Telecommunications Fund, Inc. c/o Credit Suisse Asset Management, LLC, 466 Lexington Avenue, 16th Floor, New York, New York 10017 Attention: Secretary. Merely attending the Meeting without voting at the Meeting will not revoke any previous proxy that has been duly executed by you.

  THE BOARD REQUESTS THAT YOU SIGN, DATE AND RETURN YOUR BLUE PROXY CARD AND DO NOT SIGN THE GREEN PROXY CARD EVEN IF YOU INTEND TO USE IT TO VOTE "AGAINST"
                       EACH OF MR. GOLDSTEIN'S PROPOSALS.

PROXY SOLICITATIONS

     As a result of the proxy contest initiated by Mr. Goldstein, the Fund expects to incur substantial additional costs in connection with its solicitation of proxies. Proxy solicitations will be made by officers or employees of the Fund, Credit Suisse Asset Management, LLC ("CSAM"), the investment adviser to the Fund, Bear Stearns Funds Management Inc., the administrator of the Fund, and D.F. King & Co., Inc. ("D.F. King"), a proxy solicitation firm that has been retained by the Fund. Solicitations will be made primarily by mail, but may also be made by telephone, telegraph, in person or by similar means. As a result of the proxy contest initiated by Mr. Goldstein, D.F. King's solicitation fees of approximately $1,500 have increased to a fee not to exceed $100,000. D.F. King will be reimbursed for its reasonable out-of-pocket expenses. D.F. King will utilize approximately forty people to solicit proxies from shareholders of the Fund. All costs of solicitation, including (a) printing and mailing of this proxy supplement and accompanying material, (b) the reimbursement of brokerage firms and others for their expenses in forwarding solicitation material to the beneficial owners of the Fund's shares, (c) payment of D.F. King for its services in soliciting Proxies and (d) supplementary solicitations to submit Proxies, will be borne by the Fund. This Supplement is expected to be mailed to shareholders on or about January 19, 2005. Expenses related to the solicitation of shareholders in excess of those normally spent for an annual meeting, and excluding the costs of litigation (if any), are expected to aggregate approximately $98,500, of which $0 has been paid to date.

If you have any questions, please contact our proxy solicitors, D.F. King toll free at (888) 414-5566.

VOTE REQUIRED

     In order to be elected to the Board, nominees must receive the affirmative vote of a plurality of the votes cast at the Meeting in person or by proxy. This simply means that the two nominees who receive the most votes in their favor will be elected. Abstentions and broker non-votes will have no impact on the election of directors.

     Approval of the shareholder proposal recommending a tender offer at NAV will require the affirmative vote of the holders of a majority of the total votes cast at a meeting of shareholders by the holders of shares present in person or represented by proxy and entitled to vote on the proposal. Because abstentions and broker non-votes are not treated as votes cast, any abstentions and broker non-votes will have no impact on the proposal.

                                   PROPOSAL 1

     At the Meeting, you will vote on the election of two directors to the Fund's classified Board. The Fund's Board has nominated Messrs. William W. Priest, Jr. and Martin M. Torino to stand for election to the Board. Mr. Goldstein has nominated two candidates (INCLUDING HIMSELF) for election to the Board in opposition to those nominated by the Board.

     Your Board UNANIMOUSLY believes that the Board's nominees bring significant insight, experience and expertise to the Board. Messrs. Priest and Torino have served on the Board of the Fund since 1997 and 1993, respectively. Messrs. Priest and Torino both have a wealth of financial market, investment and business experience. Mr. Priest, as the former Chief Executive Officer of CSAM, brings a unique and informed perspective to the Board, while Mr. Torino, as an Argentine businessman, provides valuable insights into the Latin American emerging markets. Both individuals also serve on other closed-end emerging markets funds managed by CSAM, which affords them regular exposure to issues common to funds investing in such markets.

     In the Board's opinion, such experience makes Messrs. Priest and Torino better qualified to represent your interests. As a result, your Board strongly believes that the Fund and its investment program will be in much better hands if the Board's experienced nominees are elected rather than being replaced by Mr. Goldstein's nominees. All of the Fund's current Board members, including Messrs. Priest and Torino, have been very active in implementing actions to address the discount issue confronting the Fund. These have included, as described in greater detail below, the adoption of a self-tender offer policy in the past, and the subsequent adoption of an open market share repurchase program when the self-tenders did not appear to have the desired effect on the market discount. The Directors several years ago also implemented a modification to the Fund's advisory fee structure so that fees are calculated, not on the basis of net asset value as is customary in the industry, but on the lower of net asset value or the market price of the Fund's shares, thereby aligning the adviser's interests more closely with the shareholders' interests. The Directors have also adopted a policy of having the Fund pay 50% of each Director's annual director's fee in the form of Fund shares. All of these steps reflect a Board of Directors that is active, engaged and independent.

     Shareholders should also note that Mr. Goldstein "seeks reimbursement from the Fund" for his solicitation expenses. Your Board feels it is inappropriate for the Fund, and in effect its shareholders, to cover the expenses incurred by a dissident shareholder that undertakes a proxy solicitation in order to advance HIS OWN INTERESTS.

     Annex A to this Supplement sets forth certain information relating to the Fund's directors, nominees, officers and other employees of the Fund who will be "participants" in the solicitation of proxies on the Fund's behalf.

 YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE ELECTION OF THE BOARD'S NOMINEES AS DIRECTORS OF THE FUND ON THE ENCLOSED BLUE
                                   PROXY CARD.

                                   PROPOSAL 2

     Mr. Goldstein intends to solicit your proxy in support of his proposal to recommend that the Fund conduct a self-tender offer at its NAV.

YOUR BOARD OF DIRECTORS UNANIMOUSLY OPPOSES PROPOSAL 2 AND STRONGLY URGES ALL SHAREHOLDERS TO VOTE "AGAINST" PROPOSAL 2 ON THE ENCLOSED BLUE PROXY CARD.

YOUR BOARD REQUESTS THAT YOU DO NOT SIGN THE GREEN PROXY CARD EVEN IF YOU INTEND TO USE IT TO VOTE "AGAINST" PROPOSAL 2.

     The Board does not believe that conducting an unconditional self-tender at net asset value would strike the best balance between the interests of Fund shareholders that wish to liquidate their holdings and those that wish to continue as investors in the Fund. The Board is aware of the importance of protecting the value of all shareholders' interests in the Fund and therefore is concerned about the market discount at which the Fund's shares have historically traded. To that end, the Board monitors the Fund's market discount and analyzes available remedial actions on an on-going basis. The Board has for several years discussed at length, both internally and with the Fund's advisors, possible approaches to the market discount issue and has taken numerous affirmative steps to address this issue, including the self-tenders and share repurchases described more fully below and the modifications to the Fund's investment advisory fee structure described above.

     The Board had previously adopted a program of making a self-tender each year for not less than 15% of the Fund's outstanding shares at a price per share equal to not less than 95% of the Fund's NAV, and pursuant to that program had conducted 15% self-tenders in 2001 and 2002. At the time of its adoption, the Board reserved the right to reevaluate the self-tender program from time to time in light of its effect on the Fund and market conditions, and to suspend the program if deemed appropriate. In reaching its decision to suspend the self-tender program in 2003, the Board noted that the 2001 and 2002 tender offers did not appear to have any long-term material impact on the Fund's discount level. The Board was also concerned that, given the percentage of the Fund's assets invested in private equity investments at that time, the continuation of that self-tender program could result in an undue concentration of the Fund's investments in illiquid securities.

          The Fund today announced that its Board of Directors, after extensive deliberations over the last several months, has adopted a policy to make annual self-tenders that includes features that are designed to address the Board's concerns regarding the composition of the Fund's portfolio. Under this policy, the Fund will make an annual self-tender for its shares of common stock in an amount equal to the net proceeds realized by the Fund each year from its illiquid private equity investments less any capital commitments that are funded during that year, commencing with a self-tender in an amount equal to such net proceeds as are realized by the Fund during 2005. A self-tender will be made in any year only if the shares to be purchased under this formula would equal 5% or more of the Fund's then outstanding shares; otherwise, the amounts that would have been applied will be carried over in calculating the amount to be applied in the next year. The price per share in the self-tenders will be fixed at 95% of the net asset value of the Fund's shares at the conclusion of the tender offer period, which is expected to occur near the end of each calendar year.

          In adopting this policy, the Board took note of the fact that as of the end of its most recent fiscal year the Fund held private equity investments with a value of approximately $18.5 million, or 21.4% of the Fund's net assets, and had outstanding capital commitments as of that date of approximately an additional $8.7 million that are subject to be called by the private equity funds in which the Fund has invested. While it is not possible to forecast future distributions to the Fund from such investments, the Board expects that the number of shares offered to be purchased under this policy will not be substantial initially but will increase over time as these private equity funds reach maturity or are otherwise liquidated.

          The Board of Directors has also resolved that, so long as this self-tender policy is in effect, the Fund will not make any additional private equity investments other than investments that are required pursuant to existing capital commitments or in exceptional circumstances, such as where the Board has determined that an additional investment in a private equity fund is appropriate to seek to preserve or enhance an existing Fund investment.

          This self-tender policy may be modified or rescinded by the Board of Directors based on economic or market conditions or other factors, including such factors as a significant reduction in the percentage of the Fund's net assets represented by private equity investments, a risk of material adverse regulatory or tax consequences or a risk of the Fund's shares becoming subject to a delisting by the New York Stock Exchange.

          The Fund intends to continue its previously announced share repurchase program, pursuant to which management has been authorized to make open market purchases from time to time in an amount up to 10% of the Fund's outstanding shares whenever the Fund's shares are trading at a discount to net asset value of 15% or more. Open market purchases may also be made within the discretion of management if the discount is less than 15%. The Board believes that the share repurchase program provides shareholders additional liquidity for their shares while affording the Fund's investment manager greater flexibility to pursue the Fund's investment objective than that provided by the self-tender program that had been in place. To date, the Fund has repurchased 514,100 shares under this program, or approximately 5.9% of its outstanding shares, resulting in an accretion to the Fund's net asset value per share of approximately $0.075. Repurchases under the program commenced in February, 2004. During 2003, the average monthly discount to net asset value at which the Fund's shares traded was 15.9%, while the average monthly discount for 2004 was 13.5%. As of Friday, January 14, 2005, the discount was 12.19%.

          The Board of Directors considered other alternatives to the self-tender policy in recent months, including annual distributions to shareholders in an amount equal to the net proceeds received from private equity investments less capital calls, but determined that such distributions under certain circumstances could have adverse tax consequences to the Fund and its shareholders, and accordingly concluded that the conditional self-tenders announced today would be a preferable course of action.

     After extensive discussions, the Directors determined that the self-tender policy being adopted by the Board is superior to Mr. Goldstein's proposal for a number of reasons. Under the Fund's policy, any self-tender will be implemented only following the receipt by the Fund of a material amount of distributions from the Fund's private equity investments, thereby avoiding a further concentration of the Fund's portfolio in private equity investments, which the Board believes would be contrary to the best interests of the Fund's shareholders. In addition, the Fund's self-tenders, by being set at a modest discount to net asset value, would enable shareholders who do not participate in the self-tender to benefit from any resulting accretion to net asset value. The Board believes that the features of its self-tender policy strike the best balance between the interests of those shareholders who wish to liquidate their holdings and those shareholders who wish to retain their investment. The Board believes that the absence of these features in Mr. Goldstein's proposal inappropriately favors Fund investors who are intent on liquidating their shares to the detriment of continuing investors.

       THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE
              "AGAINST" PROPOSAL 2 ON THE ENCLOSED BLUE PROXY CARD.

                                                                         ANNEX A

           INFORMATION CONCERNING PARTICIPANTS IN THE SOLICITATION OF PROXIES BY THE EMERGING MARKETS TELECOMMUNICATIONS FUND, INC.

     Under applicable SEC regulations, members of the Board and certain officers and employees of the Fund may be deemed to be "participants" with respect to the Fund's solicitation of proxies in connection with its 2005 Annual Meeting of Shareholders. The following sets forth the name and the present principal occupation or employment, and the name and principal business address of any corporation or other organization in which such employment is carried on, of the persons who may be deemed "participants."

DIRECTORS AND NOMINEES

     The principal occupations of the Fund's directors and director nominees who may be deemed participants in the Fund's solicitation are set forth in Proposal 1 under the "Election of Directors" section of the Fund's proxy statement dated January 11, 2005 (the "Proxy Statement"). The name and business addresses of the organizations of employment of the Fund's directors and director nominees are as follows:

         NAME                         BUSINESS ADDRESS
         -----------------------------------------------------------------------
         Enrique R. Arzac             c/o Columbia University
                                      623 Uris Hall, Graduate School of Business
                                      New York, New York 10027

         James Cattano                c/o Primary Resources, Inc.
                                      55 Old Field Point Road
                                      Greenwich, Connecticut 06830

         George W. Landau             2601 South Bayshore Drive
                                      Suite 1275
                                      Coconut Grove, Florida 33133

         William W. Priest, Jr.       c/o Epoch Investment Partners
                                      667 Madison Avenue
                                      New York, New York 10021

         Martin M. Torino             c/o Transcontinental Capital Corp.
                                      75 Holly Hill Lane
                                      Greenwich, Connecticut 06830

OFFICERS AND EMPLOYEES

The principal occupations of the Fund's executive officers and other officers and employees who may be deemed "participants" in the Fund's solicitation of proxies are set forth below. "The Position Held with Fund" refers to such person's position with the Fund, and the business address is Credit Suisse Asset Management, LLC, 466 Lexington Avenue, New York, New York 10017-3140.

     NAME                         POSITION HELD WITH FUND
     ----------------------------------------------------------------------------------------
     Michael E. Kenneally         Chairman of the Fund, Chief Executive Officer and President

     Emily Alejos                 Chief Investment Officer

     Michael A. Pignataro         Chief Financial Officer and Secretary

     Emidio Morizio               Chief Compliance Officer

     Ajay Mehra                   Chief Legal Officer

     J. Kevin Gao                 Senior Vice President

     Robert M. Rizza              Treasurer

INFORMATION REGARDING OWNERSHIP OF FUND SECURITIES BY PARTICIPANTS

     Except as described herein or in the Proxy Statement, none of the persons listed above under "Directors and Nominees" and "Officers and Employees" owns any Fund securities of record which they do not own beneficially. The number of shares of the Fund held by the directors, officers and employees listed above, as of December 31, 2004, is set forth below.

NAME                            SHARE OWNERSHIP
-----------------------------------------------
DIRECTORS

Enrique Arzac                             3,047

James Cattano                             2,148

George W. Landau                          4,538

William W. Priest, Jr.                      659

Martin M. Torino                          1,712

OFFICERS AND EMPLOYEES

Michael E. Kenneally                       None

Emily Alejos                               None

Michael A. Pignataro                         74

Emidio Morizio                             None

Ajay Mehra                                 None

J. Kevin Gao                               None

Robert M. Rizza                            None

INFORMATION REGARDING TRANSACTIONS IN FUND SECURITIES BY PARTICIPANTS

     The following table sets forth purchases and sales during the past two years of shares of the Fund by the persons listed above under "Directors and Nominees" and "Officers and Employees." Except as otherwise noted, all transactions were in the public market and none of the purchase price or market value of those shares is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

                                            NUMBER OF SHARES ACQUIRED
NAME                             DATE            OR (DISPOSED OF)             NOTES
--------------------------------------------------------------------------------------
Enrique R. Arzac              12/27/2004               124.251

                              07/26/2004               162.321

                              12/26/2003               172.199

                               7/23/2003               200.806

James Cattano                 12/27/2004               124.251

                              07/26/2004               162.321

                              12/26/2003               172.199

                               7/23/2003               200.806

George W. Landau              12/27/2004               124.251

                              07/26/2004               162.321

                              12/26/2003               172.199

                               7/23/2003               200.806

William W. Priest, Jr.        12/27/2004               124.251

                                            NUMBER OF SHARES ACQUIRED OR
NAME                             DATE            OR (DISPOSED OF)             NOTES
--------------------------------------------------------------------------------------
                              07/26/2004               162.321

                              12/26/2003               172.199

                               7/23/2003               200.806

Martin M. Torino              12/27/2004               124.251

                              07/26/2004               162.321

                              12/26/2003               172.199

                               7/23/2003               200.806

Michael Pignataro             12/17/2003                74.000

MISCELLANEOUS INFORMATION CONCERNING PARTICIPANTS

     Except as described herein or in the Proxy Statement, neither any participant nor any of their respective associates or affiliates (together, the "Participant Affiliates"), is either a party to any transaction or series of transactions since October 31, 2003, or has knowledge of any currently proposed transaction or series of proposed transactions, (i) to which the Fund was or is to be a party, (ii) in which the amount involved exceeds $60,000, and (iii) in which any participant or Participant Affiliate had, or will have, a direct or indirect material interest. Furthermore, except as described herein or in the Proxy Statement, no participant or Participant Affiliate directly or indirectly beneficially owns any securities of the Fund.

     Except as described herein or in the Proxy Statement, no participant or Participant Affiliate has entered into any agreement or understanding with any person respecting any future employment by the Fund or any of its affiliates or any future transactions to which the Fund or any of its affiliates will or may be a party. Except as described herein or in the Proxy Statement, there are no contracts, arrangements or understandings by any participant or Participant Affiliate within the past year with any person with respect to any securities of the Fund.

                                [BLUE PROXY CARD]
               THE EMERGING MARKETS TELECOMMUNICATIONS FUND, INC.
                              466 Lexington Avenue
                                   16th Floor
                            New York, New York 10017

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

I hereby appoint Michael A. Pignataro and J. Kevin Gao, each with the power of substitution, as proxies for the undersigned to vote the shares of The Emerging Markets Telecommunications Fund, Inc. (the "Fund") as to which I am entitled to vote, as shown on the reverse side, at the Annual Meeting of Shareholders of the Fund (the "Meeting") to be held on Friday, February 4, 2005, at 2:00 p.m., Eastern time, at the offices of the Fund, 466 Lexington Avenue, 16th Floor, New York, New York 10017, and any adjournments thereof.

                                 [REVERSE SIDE]
/X/  PLEASE MARK VOTES
     AS IN THIS EXAMPLE
          IF YOU PREVIOUSLY VOTED ON THE FUND'S WHITE PROXY CARD AND WISH TO VOTE ON PROPOSAL 2, OR TO GIVE THE FUND'S DESIGNATED PROXIES THE DISCRETIONARY AUTHORITY TO VOTE ON PROPOSAL 2 ON YOUR BEHALF, YOU MUST SIGN, DATE AND RETURN THIS BLUE PROXY CARD. THE FUND'S DESIGNATED PROXIES WILL NOT HAVE THE DISCRETIONARY AUTHORITY TO VOTE ON PROPOSAL 2 ON YOUR BEHALF UNLESS YOU SIGN AND DATE THIS BLUE PROXY CARD. YOUR LATER DATED BLUE PROXY CARD WILL REVOKE ANY PRIOR PROXY. IT IS ONLY THE LATEST DATED PROXY THAT COUNTS.

               THE BOARD OF DIRECTORS OF THE FUND UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE NOMINEES IN PROPOSAL 1 AND "AGAINST" PROPOSAL 2.

   THIS PROXY WHEN PROPERLY        1) Election of the following nominees as
   EXECUTED WILL BE VOTED IN          Director:
   THE MANNER DIRECTED HEREIN
      BY THE UNDERSIGNED              Nominee:(01) Martin M. Torino (three-year
      SHAREHOLDER. IF NO                           term)
     DIRECTION IS MADE, THIS                  (02) William W. Priest (three-year
     PROXY WILL BE VOTED AS                        term)
   RECOMMENDED BY THE BOARD OF
   DIRECTORS, IN FAVOR OF THE         / / FOR the nominees listed above (except
     BOARD'S NOMINEES FOR                 as marked to the contrary above)
   DIRECTOR AND AGAINST THE
     SHAREHOLDER PROPOSAL.            / / WITHHOLD AUTHORITY to vote for the
                                          nominees listed above

                                      (INSTRUCTION: To withhold authority for
                                      any individual nominee, strike a line
                                      through such individual's name above.)


                                   2) Recommendation that the Fund conduct a
                                      self-tender offer at net asset value:

                                      / /  FOR

                                      / /  AGAINST

                                      / /  ABSTAIN

                                   3) To transact such other business as may
                                      properly come before the Meeting or any
                                      adjournment thereof.

                                   MARK HERE FOR ADDRESS CHANGE AND NOTE AT
                                   LEFT / /

Please sign exactly as name appears at left. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature:                            Date:
          ----------------------           ----------

Signature:                            Date:
          ----------------------           ----------

DETACH CARD